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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Goodheart-Willcox Company, Inc.:

      We consent to the incorporation by reference of our report dated June 2, 1999, accompanying the consolidated financial statements of The
Goodheart-Willcox Company, Inc., including in the 1999 Annual Report to Stockholders, in the Annual Report on Form 10-K for the year ended April 30, 1999.



GRANT THORNTON LLP



Chicago, Illinois

July 13, 1999